UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007
Asset Acceptance Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, Michigan		48093

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	586-939-9600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e) — Amendment to Employment Agreement; Change in Compensation — Chief Operating Officer.
On October 19, 2007, Asset Acceptance Capital Corp. (the “Company”) and Rion B. Needs, the Company’s Chief Operating Officer, entered into a written amendment to Mr. Needs’ employment agreement dated July 20, 2007.
In lieu of Mr. Needs receiving an option to purchase 62,500 shares of the Company’s common stock in each of August 2008, 2009, 2010 and 2011 as stated under Item 5.02 of the Current Report on Form 8-K filed by the Company on July 20, 2007, the written amendment provides that Mr. Needs will be granted a mix of the following in each of August 2008, 2009, 2010 and 2011:
•	stock options vesting in 25% annual increments over a four-year period,

•	performance-based restricted stock units representing the contingent right to receive shares of common stock, which stock will not vest until the earlier of (i) the filing date of the Company’s Form 10-Q for the quarterly period ending June 30 of the fourth year following the year of the grant date, or (ii) August 15 of the fourth year following the year of the grant date, at which time the stock will vest in varying amounts of shares (from 0% to 100%) based on the Company’s achievement of specified earnings per share goals, provided that, Mr. Needs’ Continuous Service (as defined in the Incentive Plan) as an employee of the Company has not ended before the vesting date and the applicable performance-based criteria have been satisfied, or

•	other types of equity awards.
The total value of the mix of all these awards would equal 62,500 “option equivalents” to purchase shares of the Company’s common stock in each of the years 2008, 2009, 2010, 2011, with the Compensation Committee to determine the allocation among stock options, performance-based restricted stock units or other types of equity in amounts consistent with awards made by the Compensation Committee to other executive officers of the Company.
The above description of the Incentive Plan is subject to, and qualified in its entirety by, the 2007 Incentive Compensation Plan for Management which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 16, 2007 and incorporated herein by reference to this Item 5.02.
Except for the change in equity awards described above, the written amendment to Mr. Needs’ employment agreement memorializes the changes in Mr. Needs’ compensation described in the Current Report on Form 8-K filed by the Company on October 9, 2007 and incorporated herein by reference to this Item 5.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
October 24, 2007	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and
Chief Executive Officer